UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2007

COMPUTER HORIZONS CORP.

(Exact name of registrant as specified in its charter)

New Jersey	0-7282	13-2638902

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

49 Old Bloomfield Avenue, Mountain Lakes, NJ		07046-1495

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (973) 299-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.

          At a Special Meeting held on February 14, 2007, the shareholders of Computer Horizons Corp. (the “Company”) approved the sales of the Company’s Chimes, Inc. subsidiary to an affiliate of Axium International and the Company’s Commercial Division to Allegis Group (the “Asset Sales”).  At the Special Meeting, the shareholders of the Company also approved a proposed plan of complete liquidation and dissolution of the Company.

          A copy of the Company’s February 14, 2007 press release announcing the shareholders’ approval of the Asset Sales and plan of liquidation is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.  This current report on Form 8-K and the February 14, 2007 press release contain statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth in the press release.

Item 9.01     Financial Statements and Exhibits.

          (d) Exhibits.

Exhibit No.	Document

99.1	Press Release dated February 14, 2007.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER HORIZONS CORP.
(Registrant)

Date: February 15, 2007
	By:	/s/ Barbara Moss

Barbara Moss
Chief Financial Officer